Exhibit 21

                Subsidiaries of Air Products and Chemicals, Inc.

The following is a list of the Company's subsidiaries, all of which are wholly owned as of 30 September 1999, except for certain subsidiaries of the Registrant which do not in the aggregate constitute a significant subsidiary as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934.

                                  UNITED STATES
All companies are incorporated in the State of Delaware with the exception of Air Products World Trade, Inc. which is incorporated in the U.S. Virgin Islands.

Registrant -- Air Products and Chemicals, Inc.
Air Products (Didcot), Inc.
Air Products Helium, Inc.
Air Products Hydrogen Company, Inc.
Air Products, Incorporated
Air Products International Corporation
Air Products Manufacturing Corporation
Air Products of Oklahoma, Inc.
Air Products Polymers Holdings, L.P.
Air Products Polymers, L.P.
Air Products Powders, Inc.
Air Products World Trade, Inc.
APCI (U.K.), Inc.
Middletown Oxygen Company, Inc.
Prodair Corporation

                                     BELGIUM
Air Products S.A.
Air Products Management S.A.

                                     BRAZIL
Air Products Gases Industriais Ltda. (The organization of this affiliate more closely resembles a partnership with limited liability than a corporation.)

                                     CANADA
Air products Canada Ltd.

                                      CHINA
Chun Wang Industrial Gases, Limited
Northern Air Products (Tianjin) Limited
Southern Air Products (Guangzhou) Limited

                                     FRANCE
Air Products Industrie
Air Products S.A.
Prodair et Cie S.C.S.
Prodair S.A.

                                     GERMANY
Air Products GmbH
Air Products Polymers GmbH & Co KG
Air Products Powders GmbH

                                     IRELAND

Air Products Ireland Limited

                                 THE NETHERLANDS
Air Products Holdings B.V. (formerly Air Products Nederland B.V.)
Air Products Leasing B.V.
Air Products (Pernis) B.V.
Air Products (Rozenburg), Inc.

                                    MALAYSIA

Sitt Tatt Industrial Gases Sdn. Bhd.

                                      SPAIN
Air Products Iberica, S.A.
Gases Industriais, S.A.
S.E. de Carburos Metalicos S.A.
                                    SINGAPORE
Air Products Singapore Pte. Ltd.

                                 UNITED KINGDOM
Air Products PLC
Air Products Group Limited
Air Products (BR) Limited
Air Products (Chemicals) PLC
Air Products (Chemicals) Teeside Limited